Exhibit 10.6

LUMINEX CORPORATION
RESTRICTED SHARE UNIT AGREEMENT
(OFFICERS AND EMPLOYEES)

THIS RESTRICTED SHARE UNIT AGREEMENT (this “Agreement”) is made and entered into as of __________ (the “Grant Date”), between Luminex Corporation, a Delaware corporation (the “Company”), and _________________________ (the “Grantee”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Luminex Corporation 2018 Equity Incentive Plan (the “Plan”).

WHEREAS, the Company has adopted the Plan, which permits the issuance of Restricted Share Units; and

WHEREAS, pursuant to the Plan, the Committee responsible for administering the Plan has granted an award of Restricted Share Units to the Grantee in his or her capacity as an employee of the Company or one of its Subsidiaries as provided herein.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.    Grant of Restricted Share Unit Award.

1.1    The Company hereby grants to the Grantee an award (the “Award”) of _____ Restricted Share Units (“RSUs”) on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan.

1.2    The Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. The terms of this Agreement are governed by the terms of the Plan, and in the case of any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall govern.

1.3    The Grantee’s rights with respect to the Award shall remain forfeitable at all times prior to the dates on which the RSUs shall vest in accordance with Section 2 hereof.

2.    Vesting and Payment.

2.1    Except as provided in Section 2.3, the Award shall vest on the following date(s):

Units	Vest Date(s)

2.2    The Grantee shall be entitled to payment in respect of each RSU covered by the Award upon the vesting of such RSU. Subject to the provisions of the Plan, such payment shall be made through the issuance to the Grantee, as promptly as practicable following the applicable vesting date (or to the executors or administrators of Grantee’s estate, as promptly as practicable after the Company’s receipt of notification of Grantee’s death, as the case may be), of a stock certificate for a number of Shares equal to the number of such vested RSUs, less any Shares withheld to satisfy withholding obligations in accordance with Section 5 below.

2.3    Except as otherwise determined by the Committee at or after the grant of the Award hereunder, Grantee shall forfeit all unpaid RSUs granted hereunder, and all rights of the Grantee to the Shares payable with respect to such RSUs shall terminate, without further obligation on the part of the Company, unless the Grantee remains in the continuous employment (or other service-providing capacity) of the Company or its Subsidiaries for the entire period beginning on the Grant Date and ending on the vest date applicable to such RSUs as provided in Section 2.1. “Continuous employment” will be deemed to end on the date on which notice of termination is received by the Grantee (or such later date as specified in such notice by the Company) or notice of resignation is given by the Grantee. Notwithstanding the foregoing, the Award shall automatically vest as to all RSUs awarded hereunder (as to which such RSUs have not previously vested) upon the occurrence of termination of the Grantee’s employment from the Company, a Subsidiary or Affiliate which results from Grantee’s death or Disability (to be determined in the sole discretion of the Committee).

3.    Dividend Equivalents; No Voting Rights. RSUs covered by this Award shall be credited with dividend equivalents at the time of any payment of dividends to shareholders on Shares as follows: the amount of any cash, or the Fair Market Value of any Shares, payable as a dividend with respect to a corresponding number of Shares shall be converted into additional RSUs based on the Fair Market Value of a Share at the time such dividends are paid, provided that such RSUs shall be subject to the same forfeiture restrictions and restrictions on transferability as apply to the RSUs with respect to which they relate. Any dividend equivalent rights shall be paid in accordance with the Company’s payment practices as of the date on which such dividend would have been payable in respect of outstanding Shares. The Grantee shall not be entitled to voting rights with respect to RSUs covered by this Award. No shares are actually awarded to Grantee on the date of grant and Grantee shall have no rights of a stockholder with respect to RSUs until the restrictions set forth herein have lapsed.

4.    No Right to Continued Service. Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Grantee any right to continue service as an employee of the Company, any Subsidiary or Affiliate, and the Company or its Subsidiaries or Affiliates may at any time dismiss Grantee from employment, free from any liability or any claim under the Plan but subject to the terms of the Grantee’s employment agreement, if any.

5.    Withholding of Taxes. Upon the vesting and payment of the RSUs granted hereunder, the Company shall be entitled to satisfy any required tax withholding obligation (at such rate determined by the Committee in conformity with applicable law and not to exceed the statutory maximum rate) imposed by any applicable taxing authority by (a) withholding from payment to Grantee upon vesting of the RSUs such number of Shares having a Fair Market Value equal to any such withholding obligation, (b) requiring Grantee, as a condition to receiving Shares otherwise payable pursuant to Section 2.3 hereof, to remit a cash payment to the Company sufficient to allow the Company to satisfy such withholding obligations, or (c) any other method determined by the Committee in its sole discretion.

 6.    Modification of Agreement. Subject to the restrictions contained in the Plan, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, the Award, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of the Grantee or any holder or beneficiary of the Award shall not to that extent be effective without the consent of the Grantee, holder or beneficiary affected.

7.    Severability. If any provision of this Agreement is, or becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or the Award, or would disqualify the Plan or Award under any laws deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan and Award shall remain in full force and effect.

8.    Governing Law. The validity, interpretation, construction, effect and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of law principles thereof, except to the extent that such laws are preempted by Federal law.

9.    Successors in Interest. This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Grantee’s legal representatives. All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be binding upon the Grantee’s heirs, executors, administrators and successors.

10.    Resolution of Disputes. Any dispute or disagreement which may arise under, or as a result of, or in any way related to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Grantee and the Company for all purposes. The Grantee may contest a decision or action by the Committee with respect to such Grantee only on the grounds that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action shall be limited to determining whether the Committee’s decision or action was arbitrary or capricious or unlawful.

11.    Notices. All notices required to be given under this Award shall be deemed to be received if delivered or mailed as provided for herein, to the parties at the following addresses, or to such other address as either party may provide in writing from time to time.

To the Company:        Luminex Corporation
12212 Technology Blvd.
Austin, TX 78727
Attn: Corporate Secretary and Chief Financial Officer

To the Grantee:        The address then maintained with respect to the Grantee in the Company's records.

IN WITNESS WHEREOF, the parties have caused this Restricted Share Unit Agreement to be duly executed effective as of the day and year first above written.

LUMINEX CORPORATION

By: /s/ Harriss T. Currie

Harriss T. Currie
Senior Vice President, Finance
Chief Financial Officer

GRANTEE:

__________________________________________
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GRANTEE:

__________________________________________
Signature